UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 16, 2010

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Crown Media Holdings, Inc. was held on December 16, 2010, at which the following matters were submitted to and approved by our stockholders:

(1)   To elect the directors identified below to serve until their successors are duly elected and have qualified. All nominees were elected as directors with the following votes:

	Common Stock			Series A Preferred
Nominees	Votes For	Votes Withheld	Percentage For	Votes For	Votes Withheld	Percentage For
William J. Abbott	341,968,261	5,506,664	95.03%	185,000	0	100%
Dwight Arn	341,967,465	5,507,460	95.03%	185,000	0	100%
Robert C. Bloss	341,565,478	5,909,447	94.92%	185,000	0	100%
William Cella	343,099,599	4,375,326	95.34%	185,000	0	100%
Glenn Curtis	341,968,265	5,506,660	95.03%	185,000	0	100%
Steve Doyal	341,968,267	5,506,658	95.03%	185,000	0	100%
Brian E. Gardner	341,565,226	5,909,699	94.92%	185,000	0	100%
Herbert Granath	343,096,066	4,378,859	95.34%	185,000	0	100%
Donald J. Hall, Jr.	341,968,244	5,506,681	95.03%	185,000	0	100%
Irvine O. Hockaday, Jr.	341,948,244	5,526,681	95.02%	185,000	0	100%
A. Drue Jennings	343,092,143	4,382,782	95.34%	185,000	0	100%
Brad Moore	343,096,152	4,378,773	95.34%	185,000	0	100%
Peter A. Lund	341,967,259	5,507,666	95.03%	185,000	0	100%
Deanne Stedem	341,587,763	5,887,162	94.92%	185,000	0	100%

(2)   To approve the performance based compensation payable to the President and Chief Executive Officer and other executive officers. The voting results are as follows:

	Votes For	Abstain	Percentage For

Common	341,622,916	5,661,707	94.98%
Series A Preferred	185,000	0	100%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.

(Registrant)

Date December 21, 2010	By	/s/ MICHAEL J. HARMON

Michael J. Harmon

Interim Chief Financial Officer